UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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JOHN HANCOCK VARIABLE INSURANCE TRUST

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News

Release

For Immediate Release	TSX/NYSE/PSE: MFC SEHK: 945

NOTICE REGARDING SPECIAL JOINT MEETING OF SHAREHOLDERS OF GLOBAL TRUST AND MUTUAL SHARES TRUST

BOSTON, April 6, 2020— John Hancock Variable Insurance Trust announces that the special joint meeting of shareholders for the Global Trust and the Mutual Shares Trust, each a series of John Hancock Variable Insurance Trust, scheduled to be held at 200 Berkeley Street, Boston, Massachusetts 02116, on April 14, 2020 at 10:00 a.m., Eastern Time will be held via telephone only, because of the situation in Massachusetts related to COVID-19. Contract owners eligible to give voting instructions may attend the special joint meeting of shareholders using the dial-in instructions below:

1-844-303-4325 (Conference ID 989435802)

Telephonic access to the special shareholders meeting is limited to variable insurance and annuity contract owners who are authorized to give voting instructions to shareholders and to representatives of the insurance company separate accounts that own shares of Global Trust and Mutual Shares Trust.

A notice and proxy statement related to this special joint shareholder meeting were filed with the SEC on February 28, 2020 (Accession number 0001193125-20-054739) and mailed to shareholders of the Global Trust and Mutual Shares Trust on or about March 1, 2020. The purpose of the special joint meeting of shareholders is to approve new subadvisory agreements with respect to the Global Trust and Mutual Shares Trust.

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About John Hancock Investment Management

John Hancock has helped individuals and institutions build and protect wealth since 1862. Today, we're one of the strongest and most-recognized financial brands. John Hancock Investment Management, a company of Manulife Investment Management, serves investors globally through a unique multimanager approach: We search the world to find proven portfolio teams with specialized expertise for every strategy we offer, then we apply robust investment oversight to ensure they continue to meet our uncompromising standards and serve the best interests of our shareholders. Our approach to asset management has led to a diverse set of investments deeply rooted in investor needs, along with strong risk-adjusted returns across asset classes.

About Manulife Investment Management

Manulife Investment Management is the global wealth and asset management segment of Manulife Financial Corporation. We draw on more than 150 years of financial stewardship to partner with clients across our institutional, retail, and retirement businesses globally. Our specialist approach to money management includes the highly differentiated strategies of our fixed-income, specialized equity, multi-asset solutions, and private markets teams—along with access to specialized, unaffiliated asset managers from around the world through our multimanager model. Our personalized, data-driven approach to retirement is focused on delivering financial wellness in retirement plans of all sizes to help plan participants and members retire with dignity.

Headquartered in Toronto, we operate as Manulife Investment Management throughout the world, with the exception of the United States, where the retail and retirement businesses operate as John Hancock Investment Management and John Hancock, respectively; and in Asia and Canada, where the retirement business operates as Manulife. Manulife Investment Management had CAD$879 billion (US$677 billion) in assets under management and administration.* Not all offerings are available in all jurisdictions. For additional information, please visit our website at manulifeinvestmentmgt.com.

* Manulife Financial Corporation financials. Global Wealth and Asset Management AUMA as of December 31, 2019, was CAD$879 billion and includes CAD$198 billion of assets managed on behalf of other segments and CAD$145 billion of assets under administration.

Media Contact

Elizabeth Bartlett

+1 857-210-2286

Elizabeth_Bartlett@JHancock.com